Exhibit 10.1

SECOND AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of August 15, 2023, by and between PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” and together with the Company, the “Parties”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on August 16, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $57,500,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Class A Common Stock included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of August 16, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, as of December 30, 2022 the Parties entered into Amendment No. 1 to the Investment Management Trust Agreement, which (i) extended the date before which the Company must complete a business combination from February 16, 2023 to August 16, 2023 (or such earlier date after February 16, 2023 as determined by the Company’s board of directors) and (ii) extended the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from February 16, 2023 to August 16, 2023 (or such earlier date after February 16, 2023 as determined by the Company’s board of directors) (the “Amended Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Class A Common Stock and holders of its Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), at a Special Meeting held on August 15, 2023 to: (i) extend the date before which the Company must complete a business combination from August 16, 2023 to August 16, 2024 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from August 16, 2023 to August 16, 2024 (or such earlier date after August 16, 2023 as determined by the Company’s board of directors) (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, approved the Extension Amendment, and the Trust Amendment; and

WHEREAS, the Parties desire to amend the Amended Agreement to, among other things, reflect amendments to the Amended Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1. The sixth recital of the Original Agreement is hereby amended and restated to read in its entirety as follows:

WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 12-month period following the closing of the Offering, upon the request of the Company’s sponsor (the “Sponsor”), the Company may extend such period by (2) two extensions of three months, 6 months in the aggregate, by depositing $575,000 per Extension into the Trust Account no later than the 12-month anniversary of the Offering for the first Extension and the 15-month anniversary of the Offering for the second Extension (each, an “Applicable Deadline”), as applicable, in exchange for which they will receive promissory notes; the Company may then extend by up to an additional six (6) one-month extensions at a price of $0.0525 per share per month, for up to a maximum of six months in the aggregate for all of the 1-month extensions; the Company may further extend by up to an additional twelve (12) one-month extensions at a price of the lesser of (x) $40,000 or (y) $0.04 per share per month, for up to a maximum of twelve months in the aggregate for all of the 1-month extension (resulting in twenty-four months in the aggregate for all of the extensions and thirty-six months from the Offering), subject to the Sponsor or its affiliates or permitted designees depositing into the Trust Account no later than the last day of the previous extension the lesser of (x) $40,000 or (y) $0.04 per share for each share of the Company’s Class A Common Stock that was included in the Units issued in the Offering and that remains outstanding as of the date that is five business days prior to the end of the previous extension, in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for each extension payable upon consummation of a Business Combination;

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

PHP VENTURES ACQUISITION CORP.

By:	/s/ Marcus Choo Yeow Ngoh
Name:	Marcus Choo Yeow Ngoh
Title:	Chief Executive Officer